Exhibit 99.B(d)(14)(iv)

AMENDMENT NO. 4 TO THE AMENDED AND RESTATED
PORTFOLIO MANAGEMENT AGREEMENT

THIS AMENDMENT effective January 1, 2021 (the “Amendment”) is made to the Amended and Restated Portfolio Management Agreement dated October 8, 2015, as amended by Amendment No. 1 dated October 31, 2016, Amendment No. 2 dated November 1, 2018 and Amendment No. 3 dated May 1, 2020 (as amended, the “Agreement”), by and among Massachusetts Financial Services Company, a Delaware corporation doing business as MFS Investment Management (“Subadviser”), Pacific Life Fund Advisors LLC, a Delaware limited liability company (“Investment Adviser”), and Pacific Select Fund, a Delaware statutory trust (“Trust”).  Capitalized terms not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, Investment Adviser, Subadviser and Trust are parties to the Agreement; and

WHEREAS, the parties mutually desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree that the Agreement is hereby amended as follows:

1.              The Exhibit A attached to this Amendment hereby replaces the current Exhibit A to the Agreement.

2.              Except as herein above modified, all other terms and provisions of the Agreement shall be and remain in full force and effect.

[Remainder of page left intentionally blank, with signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

PACIFIC LIFE FUND ADVISORS, LLC

By:	/s/ Howard T. Hirakawa
Name:	Howard T. Hirakawa
Title:	Senior Vice President

MASSACHUSETTS FINANCIAL SERVICES COMPANY dba MFS INVESTMENT MANAGEMENT

By:	/s/ Carol W. Geremia
Name:	Carol W. Geremia
Title:	President

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa
Name:	Howard T. Hirakawa
Title:	Senior Vice President